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                                                                    Exhibit 99.1





FOR IMMEDIATE RELEASE

PRESS CONTACTS:
Debra Eisenberg                                    Susana Thompson
Visual Networks                                    The Harbor Group
301-296-2295                                       978-526-1601
DEISENBERG@VISUALNETWORKS.COM                      SUSANATHOMPSON@ATT.NET

INVESTOR CONTACT:
Peter J. Minihane
Visual Networks
301-296-2365
pminihane@visualnetworks.com






                   VISUAL NETWORKS, INC. COMPLETES MERGER WITH



                            AVESTA TECHNOLOGIES, INC.


ROCKVILLE, MD - MAY 25, 2000 -- Visual Networks, Inc. (NASDAQ: VNWK) - the leading provider of service management solutions for the Internet and e-business
- today announced that it has completed its merger with privately held Avesta Technologies, Inc.

Under the terms of the transaction announced on February 7, 2000, Visual Networks has issued approximately 6.5 million shares of Visual Networks common stock in exchange for all of the outstanding capital stock, options and warrants of Avesta Technologies. Equity holders of Avesta Technologies also will be entitled to receive up to 2.0 million shares of Visual Networks common stock as additional consideration if certain revenue goals for Avesta Technologies' products are achieved in calendar year 2000. The transaction is being accounted for as a purchase business combination and is structured as a tax-free reorganization for federal income tax purposes.

By combining Avesta Technologies' next-generation event management and applications monitoring capability into its product portfolio, Visual Networks is responding to the growing trend among enterprises to outsource their networks and applications to service providers. This rapid shift in market dynamics has created a need for end-to-end service management that integrates networks, systems and applications into a unified service view for service providers and their enterprise customers. The companies' combined product set answers this need by giving customers the systems required to deploy e-commerce solutions quickly and confidently.


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With the acquisition of Avesta Technologies, Visual Networks will be able to provide its traditional carrier and ISP customer base with unparalleled fault and event management and application monitoring solutions. Visual Networks' expanded product portfolio gives customers the ability to manage real-time and historical availability and performance on an end-to-end basis across all service definitions - from base transport services through and including hosted applications services. Additionally, this acquisition expands Visual Networks' market opportunity to include large enterprise IT organizations, as well as the rapidly emerging applications service provider market.

                       ABOUT AVESTA TECHNOLOGIES, INC.

Founded in 1996 by former senior information technology executives from the financial services industry, Avesta Technologies is a leading provider of software solutions that manage the infrastructure of e-business. It provides software for service providers, Internet companies, other corporations and government agencies. Avesta's software provides a simple and rapid way for organizations to detect service disruptions, isolate their root causes and identify their business impact. Headquartered in New York City, the company currently employs approximately 200 people. Avesta's extensive client base includes global financial institutions, telecommunications and service providers, and dot-com industry leaders. The company operates in five locations, including offices in San Jose, CA; Ottawa, ON; Singapore; and London, UK.





                           ABOUT VISUAL NETWORKS, INC.

Visual Networks, Inc. is the market leader in providing service management solutions for New World networks. The company provides reliable network infrastructure for the Internet and IP corporate networks whether they are running on frame relay, ATM, IP, VPN, DSL or any other transport technologies. By utilizing Visual Networks' systems -- such as Visual UpTime(R) and Visual IP InSight(TM) and Avesta Technologies' Trinity and eWatcher products -- service providers and their subscribers can increase network reliability, dramatically reduce operational expenses, and lower their customers' total cost of ownership. Visual Networks' headquarters are located in Rockville, Maryland, with sales offices nationwide. For additional information about Visual Networks, call
1.800.240.4010 or visit www.visualnetworks.com.


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This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks' future results may be impacted by its ability to continue to implement its provider deployment model, its lengthy sales cycle, dependence upon its major customers, risks associated with the integration of acquisitions, risks associated with rapid technological change and the emerging services market, potential fluctuations in its quarterly operating results, its dependence on sole and limited source suppliers and fluctuations in component pricing and its dependence upon key employees. Visual Networks' future results may be impacted by other risk factors listed from time to time in its SEC reports, including, but not limited to, the Company's Registration Statement on Form S-4 filed April 4, 2000, as amended, and the Company's Annual Report on Form 10-K for the year ended December 31, 1999.